Exhibit 32.2

Certification of Chief Financial Officer
Anheuser-Busch Companies, Inc.
Form 10-Q for the Quarter Ended June 30, 2007
Pursuant to 18 U.S.C. §1350, as adopted
Pursuant to §906 of the Sarbanes-Oxley Act of 2002

I am the Vice President and Chief Financial Officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended June 30, 2007 and filed with the Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 27, 2007	/s/ W. Randolph Baker
W. Randolph Baker
Vice President and Chief Financial Officer
Anheuser-Busch Companies, Inc.